Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169957 on Form S-8 of our reports dated August 3, 2012, relating to the consolidated financial statements of National American University Holdings, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal controls over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended May 31, 2012.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota August 3, 2012